UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 2, 2009
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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Bullitt Lane, Suite 450 Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01(c)       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In lieu of suspending trading or delisting the common stock of Sypris Solutions, Inc., (the “Company”), the Nasdaq Listing Qualifications Department (the “Department”) of The NASDAQ Stock Market LLC, issued a Letter of Reprimand (the “Letter”) to the Company on October 2, 2009, indicating that the Department had determined that the Company had inadvertently failed to comply with the stockholder approval requirements of Nasdaq Listing Rule 5635 (the “Rule”) in connection with the Company’s option exchange tender offer conducted from March 31, 2008 to May 12, 2008 (the “Offer”). The Department concluded that the language of the Company’s 2004 Equity Plan (the “Plan”) did not specifically authorize the Offer.

The Department noted in the Letter “that the Company believed that shareholder approval was not required for the Offer because the original language of the Plan approved by shareholders authorized certain actions by the Compensation Committee.” The Department also noted (i) that the Company had not demonstrated a pattern of non-compliance with Nasdaq Rules, (ii) that the Company had relied on the advice of counsel and (iii) that the Company’s failure to comply with the Rule was inadvertent.  Finally, the Department stated its belief that “it is appropriate to close this matter by issuing this Letter of Reprimand” without further affecting the listing or trading status of the Company’s common stock on The NASDAQ Global Market.  The Company plans to amend and/or replace the Plan with language expressly permitting such offers in the future.

A copy of the press release announcing the receipt of the Reprimand Letter is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Section 9 – Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99            Press Release Issued October 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 8, 2009	Sypris Solutions, Inc.

		By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99	Registrant’s press release dated October 8, 2009

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